UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2012
Date of Report

November 27 2012
(Date of earliest event reported)

LIGHTLAKE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139915	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP
(Address of principal executive offices, including zip code)

44 (0) 203 617 8739
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRGANGEMENT OF CERTAIN OFFICERS.

On November 26, 2012, Michael Sinclair who was acting as the interim Chief Financial Officer of Lightlake Therapeutics (the “Company”) stepped down as the interim Chief Financial Officer and the Board of Directors appointed Kevin Pollack to serve as the Company’s Chief Financial Officer.

Mr. Pollack, age 42, graduated magna cum laude from The Wharton School of the University of Pennsylvania and received a dual J.D./M.B.A. from Vanderbilt University, where he graduated with Beta Gamma Sigma honors. Mr. Pollack started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney focusing on corporate finance and on mergers and acquisitions, where he worked from 1996 to 2000. From 2000 to 2001 he worked as an investment banker at Banc of America Securities LLC, where he focused on corporate finance and mergers and acquisitions.  From 2001 to present he has worked at Short Hills Capital LLC, a FINRA-registered broker-dealer, and its affiliates, and he is President of Short Hills Capital LLC, which provides a wide range of advisory services to investors, asset management firms, institutions and companies.  From 2007 to present, Mr. Pollack has also worked at Paragon Capital Advisors LLC, a private investment firm focused primarily on investing in U.S.-listed companies, where he serves as Managing Director.  During 2012, Mr. Pollack joined and currently serves on the Board of Directors of the Company, MagneGas Corporation, the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, and Pressure BioSciences, Inc., which develops, markets and sells proprietary laboratory instrumentation and associated consumables based on Pressure Cycling Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2012

LIGHTLAKE THERAPEUTICS, INC.
By:	/s/ Dr. Roger Crystal
Name:	Dr. Roger Crystal
Title:	Chief Executive Officer

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